                                                                   EXHIBIT 10.29

================================================================================


                      ----------------------------------
                            EXIGENT PARTNERS, L.P.

                       (A Delaware Limited Partnership)
                      ----------------------------------


                       AGREEMENT OF LIMITED PARTNERSHIP


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                          Page
                                                                                          ----
ARTICLE I - DEFINED TERMS...............................................................     1

ARTICLE II - ORGANIZATION...............................................................     4
       2.1.  Continuation of the Partnership............................................     4
       2.2.  Name.......................................................................     4
       2.3.  Place of Business and Office; Registered Office and Agent..................     4
       2.4.  Purpose....................................................................     4
       2.5.  Term.......................................................................     4
       2.6.  Qualification in Other Jurisdictions.......................................     4

ARTICLE III - CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS...................................     5
       3.1.  Initial Contributions......................................................     5
       3.2.  Additional Capital Contributions; Loans....................................     5
       3.3.  Partnership Capital........................................................     6
       3.4.  Capital Accounts...........................................................     6

ARTICLE IV - ALLOCATIONS AND DISTRIBUTIONS..............................................     6
       4.1.  Distributions..............................................................     6
       4.2.  Allocation of Net Income and Net Loss......................................     6
       4.3.  Tax Elections..............................................................     7

ARTICLE V - RIGHTS AND DUTIES OF THE GENERAL PARTNER....................................     7
       5.1.  Management Power...........................................................     7
       5.2.  Restrictions on the Authority of the General Partner.......................     8
       5.3.  Duties and Obligations of the General Partner..............................     9
       5.4.  Other Business of Partners.................................................     9
       5.5.  Expenses and Reimbursement.................................................     9
       5.6.  General Partner's Liability................................................    10
       5.7.  Indemnification............................................................    10

ARTICLE VI - RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS.............................    11
       6.1.  No Participation in Management.............................................    11
       6.2.  No Authority to Act........................................................    11
       6.3.  Liability of Limited Partners..............................................    11
       6.4.  Representations and Indemnification........................................    12

ARTICLE VII - TRANSFERABILITY OF PARTNERS' INTERESTS....................................    13
       7.1.  Assignments, Sales or Other Dispositions by Limited Partners...............    13
       7.2.  Involuntary Transfers by a Limited Partner.................................    15
       7.3.  Assignments by the General Partner.........................................    15
       7.4.  Withdrawals of Partners....................................................    15

ARTICLE VIII - DISSOLUTION, LIQUIDATION AND TERMINATION OF THE PARTNERSHIP..............    15
       8.1.  Dissolution................................................................    15
       8.2.  Liquidation................................................................    16

ARTICLE IX - RECORDS AND ACCOUNTING; FISCAL AFFAIRS.....................................    17
       9.1.  Records and Accounting.....................................................    17
       9.2.  Tax Information............................................................    18
       9.3.  Tax Matters................................................................    18

ARTICLE X - MISCELLANEOUS................................................................   18
   10.1.  Notification...................................................................   18
   10.2.  Entire Agreement; Amendments...................................................   19
   10.3.  Power of Attorney..............................................................   19
   10.4.  Applicable Law.................................................................   20
   10.5.  Headings, etc..................................................................   20
   10.6.  Binding Provisions.............................................................   20
   10.7.  No Waiver......................................................................   20
   10.8.  Severability...................................................................   20
   10.9.  Counterparts...................................................................   20

                      AGREEMENT OF LIMITED PARTNERSHIP OF
                            EXIGENT PARTNERS, L.P.
                      -----------------------------------

          AGREEMENT OF LIMITED PARTNERSHIP dated as of October __, 1996, between Kevin Kimberlin, as the General Partner, and those Persons listed on Schedule A annexed hereto from time to time as the Limited Partners.

          WHEREAS, the General Partner formed Exigent Partners, L.P. (the "Partnership") as a Delaware limited partnership for the purpose of acquiring and holding 3,017,000 shares of common stock, $.001 par value (the "Shares"), of Exigent Diagnostics, Inc., a Delaware corporation (the "Company"), by filing a Certificate of Limited Partnership with the Secretary of State of Delaware on October 29, 1996; and

          WHEREAS, the General Partner and the Limited Partners (collectively, the "Partners") desire to enter into this Agreement to admit the Limited Partners to the Partnership and to set forth their respective rights, obligations and duties as Partners in the Partnership.

          NOW, THEREFORE, the Partners, in consideration of the mutual covenants herein contained, hereby covenant and agree as follows:


                                   ARTICLE I

                                 DEFINED TERMS
                                 -------------

          The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article I.

          "Affiliate" shall mean, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, or (ii) any officer, director, stockholder, member, trustee or general partner of such Person or of any Person described in clause (i) hereof. For purposes of this definition, the terms "controls," "is controlled by," or "is under common control with" shall mean possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" shall mean this Agreement of Limited Partnership, as amended, modified, supplemented, or restated from time to time.

          "Assignee" shall have the meaning set forth in Section 7.1(b) hereof.

          "Assignment" shall have the meaning set forth in Section 7.1(a) hereof.

          "Assignor" shall have the meaning set forth in Section 7.1(b) hereof.

          "Capital Account" shall mean the capital account of each Partner described in Section 3.5 hereof.

          "Capital Contribution" shall mean the total amount of money and the net fair market value of any property or services contributed to the Partnership by a Partner or Partners.

          "Code" shall mean the Internal Revenue Code of 1986, as amended (or any corresponding provision of succeeding law).

          "Company" shall mean Exigent Diagnostics, Inc., a Delaware corporation.

          "Financing Agreement" shall mean the Letter Agreement, dated November __, 1996, between the Partnership and the Company, together with the Letter of Credit and Promissory Note annexed as exhibits thereto.

          "Fiscal Year" shall mean the fiscal year of the Partnership specified in Section 9.1(b) hereof.

          "General Partner" shall mean Kevin Kimberlin, and any other Person admitted as a general partner of the Partnership as provided herein, in such Person's capacity as general partner of the Partnership.

          "Initial Capital Contributions" shall mean the capital contributions agreed to be made by the Initial Partners as described in Section 3.1 hereof.

          "Initial Partners" shall mean those Persons listed on Schedule A hereto as of the date hereof.

          "Interest" shall mean the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement.

          "Limited Partner" shall mean each of the Persons listed on Schedule A hereto from time to time as a limited partner of the Partnership, in such Person's capacity as a limited partner of the Partnership.

          "Net Income" and "Net Loss" shall mean, for each Fiscal Year, an amount equal to the Partnership's taxable income or loss for such Fiscal Year determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, deduction or loss required to be separately stated pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

               (1) any income of the Partnership that is exempt from Federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition, shall be taken into account;

               (2) any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition, shall be taken into account; and

               (3) upon distribution of any asset by the Partnership, the difference between the adjusted basis and the fair market value (as determined in good faith by the General Partner) of such asset shall be taken into account as an item of Net Income or Net Loss.

          "Note" shall mean the Promissory Note, dated ____________________, issued by the Company to the Partnership referred to in the Financing Agreement.

          "Notification" shall mean a writing, containing the information required by this Agreement to be communicated to any Person, sent as provided in
Section 10.1 hereof.

          "Partners" shall mean both the General Partner and the Limited
Partners.

          "Partnership" shall mean the limited partnership governed hereby, as such limited partnership may from time to time be constituted.

          "Partnership Act" shall mean the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

          "Percentage Interest" of a Partner in the Partnership shall equal the percentage set forth opposite such Partner's name on Schedule A hereto, from time to time.

          "Person" shall mean any individual, partnership, corporation, unincorporated organization or association, limited liability company, trust or other entity.

          "Regulations" shall mean the Treasury Regulations promulgated under the Code.

          "Securities Act" shall mean the Securities Act of 1933.

          "Shares" shall mean the shares of the Company described in the first "WHEREAS" clause to this Agreement.

          "Substituted Limited Partner" shall mean any Person admitted as a Partner pursuant to Section 7.1(c) hereof.

                                  ARTICLE II

                                 ORGANIZATION
                                 ------------

          1.2.  Continuation of the Partnership.  As of the date hereof, the
                -------------------------------
Limited Partners shall be admitted as Partners of the Partnership. The Partners agree to continue the Partnership without interruption and to continue the business of the Partnership for the period and on the terms and conditions set forth herein.

          1.3.  Name.  The name of the Partnership shall continue to be Exigent
                ----
Partners, L.P. The business of the Partnership may be conducted, upon compliance with all applicable laws, under any other name designated in writing by the General Partner to the Limited Partners.

          1.4.  Place of Business and Office; Registered Office and Agent.  The
                ---------------------------------------------------------
Partnership shall maintain its principal office at 535 Madison Avenue, New York, New York 10022. The name and address of the Partnership's registered agent in the State of Delaware upon whom process may be served, and the registered office of the Partnership in the State of Delaware, is The Corporation Trust Company, 1013 Centre Road, Wilmington, Delaware 19805. The General Partner may at any time change the location of the Partnership's offices and may establish additional offices, if he shall deem it advisable, after Notification shall have been given to the Limited Partners.

          1.5.  Purpose.  The Partnership is organized to acquire, hold, vote,
                -------
sell, distribute or otherwise dispose of the Shares or any other securities received with respect thereto, to enter into the Financing Agreement and to perform its obligations thereunder and to engage in such other businesses, activities and transactions as the General Partner may from time to time determine.

          1.6.  Term.  The term of the Partnership commenced upon the filing of
                ----
its Certificate of Limited Partnership with the Secretary of State of Delaware on October 29, 1996, and shall continue through December 31, 2021, unless dissolved prior thereto pursuant to the provisions hereof.

          1.7.  Qualification in Other Jurisdictions.  The General Partner shall
                ------------------------------------
use his best efforts to cause the Partnership to be qualified to do business in each jurisdiction where its activities make such qualification necessary.

                                  ARTICLE III

                    CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
                    ---------------------------------------

          1.8.  Initial Contributions.  (a) Each Initial Partner shall make an
                ---------------------
Initial Capital Contribution, in cash, to the Partnership in the amount set forth opposite such Partner's name in the column entitled "Initial Capital Contribution" on Schedule A hereto. Such Initial Capital Contribution shall be made within two (2) days of a request therefor by the General Partner. In return for such contributions, each Partner shall initially be allocated that Percentage Interest set forth opposite such Partner's name on Schedule A hereto. The Partners' Initial Capital Contributions shall be used by the Partnership to pay expenses of the Partnership, including, but not limited to, legal expenses and other costs. In addition, $30,170 of such Initial Capital Contributions will be used to acquire the Shares pursuant to a letter of intent, dated October 10, 1996, between the Partnership and the Company.

                (1) In addition, the Partners hereby agree to guaranty their respective Percentage Interests of the obligations of the Partnership to Citibank, N.A. ("Bank") pursuant to the [Loan Agreement] dated November __, 1996 between the Partnership and the Bank, to pledge, in accordance with their respective Percentage Interests, the principal amount of one million dollars ($1,000,000) to the Bank to secure such obligations of the Partnership to the Bank and such Partner's obligations under his guaranty and to execute and deliver to the Bank such agreements and other instruments ("Bank Documents") as the Bank may reasonably request in connection with the foregoing. The Partners hereby agree that, notwithstanding anything to the contrary contained in the Bank Documents, in the event that the liability of the Partners, or any of them, under the Bank Documents shall not be in proportion to their Percentage Interests, each Partner shall contribute to the other Partners such amounts as shall result in all Partners sharing ratably the aggregate amount paid by all Partners to the Bank under the Bank Documents.

          1.9.  Additional Capital Contributions; Loans.  Except as specifically
                ---------------------------------------
provided in Section 3.1, no Partner shall be required to loan funds or make any additional Capital Contributions to the Partnership. Upon the unanimous consent of the Partners, the Partners may (but shall not be obligated to) make additional Capital Contributions or lend funds to the Partnership from time to time on such terms as may be agreed to by the Partners. All such loans or Capital Contributions shall be offered to all the Partners in proportion to their respective Percentage Interests. Upon any additional Capital Contribution by any Partner, the Percentage Interest of the Partner may be adjusted in any manner agreed to by all the Partners, and the Partners' Capital Accounts and the value of the Partnership's assets on its books shall be adjusted in accordance with Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations promulgated pursuant to the Code so that, immediately after such adjustment, the balance in the Partners' Capital Accounts shall be proportional to the Percentage Interests then held by each of them. Any adjustment in the Percentage Interest held by each of the Partners shall be reflected in an amendment to Schedule A hereto.

          1.10. Partnership Capital.
                -------------------

                (1) No Limited Partner shall have the right to require partition of the Partnership's property or to compel the sale of the Partnership's assets or the dissolution of the Partnership. No Partner shall have the right to demand or receive property other than cash for his or its interest. No interest will be paid on any Capital Contributions or Capital Account.

                (2) Neither the General Partner nor any of his Affiliates shall have any personal liability to any Limited Partner for the repayment of any amount outstanding in the Capital Account of such Limited Partner. Any such payment shall be solely from the assets of the Partnership. The foregoing is not intended to exculpate the General Partner for any acts of malfeasance or any breach of any fiduciary duty he may have.

          1.11. Capital Accounts.  An individual Capital Account shall be
                ----------------
established and maintained for each Partner in accordance with Section 1.704-1(b)(2)(iv) of the Regulations. Unless otherwise provided in such Regulations, such Partner's Capital Account shall be credited with (i) such Partner's Capital Contributions and (ii) the amount of Net Income allocated to such Partner pursuant to Section 4.2(a) hereof. Each such Capital Account shall be debited with (i) the net fair market value of property distributed to such Partner; (ii) the amount of any cash distributions to such Partner; and (iii) the amount of Net Loss allocated to such Partner pursuant to Section 4.2(b) hereof. Upon the transfer of any Interest, the transferee shall receive the portion of the Capital Account of the transferor attributable to the transferred interest.


                                  ARTICLE IV

                         ALLOCATIONS AND DISTRIBUTIONS
                         -----------------------------

          1.12. Distributions.  The General Partner shall promptly distribute
                -------------
all net cash proceeds derived by the Partnership with respect to the Shares or any securities received with respect thereto, the Initial Capital Contributions or otherwise. Except as provided in Section 8.2 hereof, any such distribution shall be made among the Partners in proportion to their respective Percentage Interests.

          1.13. Allocation of Net Income and Net Loss.
                -------------------------------------

                (1) For tax and accounting purposes, Net Income for each Fiscal Year shall be allocated among the Partners in proportion to their respective Percentage Interests.

                (2) For tax and accounting purposes, Net Loss for each Fiscal Year shall be allocated among the Partners in proportion to their respective Percentage Interests.

          1.14. Tax Elections.  All matters concerning the allocation of tax
                -------------
items among the Partners, tax elections (except as may otherwise be required by the income tax laws) and accounting procedures not expressly and specifically provided for by the terms of this Agreement shall be determined in good faith by the General Partner on a basis which shall be equitable among the Partners and such determination shall be final and conclusive as to all of the Partners.


                                   ARTICLE V

                   RIGHTS AND DUTIES OF THE GENERAL PARTNER
                   ----------------------------------------

          1.15. Management Power.
                ----------------

                (1) Except as otherwise expressly provided herein, the General Partner shall have full, exclusive and complete discretion in the management and control of the affairs of the Partnership, shall make all decisions affecting the Partnership's affairs and shall have all of the rights, powers and obligations of a general partner of a limited partnership under the Partnership Act and otherwise as provided by law. The General Partner shall not receive any compensation or fees for managing the Partnership or serving as general partner thereof.

                (2) Except as otherwise expressly provided herein, the General Partner is hereby granted the right, power and authority to do on behalf of the Partnership all things which, in his sole judgment, shall be necessary or appropriate to manage the Partnership's affairs and fulfill the purposes of the Partnership, including by way of illustration and not by way of limitation, the power and authority from time to time to do the following:

          (1) to sell, distribute or otherwise dispose of the Shares or any other securities received with respect thereto, and to exercise any voting or other rights associated with the ownership of the Shares of any other securities received with respect thereto;

          (2) to employ and dismiss from employment any and all employees, agents, attorneys or consultants of the Partnership;

          (3) to enter into, execute, amend, supplement, acknowledge and deliver any and all contracts, agreements or other instruments, including, but not limited to, contracts with one or more banks or trust companies, for the performance of the functions described in this Section 5.1(b);

          (4) to establish and maintain one or more bank accounts for the Partnership in such bank or banks as the General Partner may, from time to time, designate as depositaries of the funds of the Partnership;

          (5) subject to Section 5.2 hereof, to borrow and lend money and to repay, in whole or in part, any such borrowings;

          (6) to designate and appoint one or more agents for the Partnership who shall have such authority as may be conferred upon them by the General Partner and who may perform any of the duties, and exercise any of the powers and authority conferred upon the General Partner hereunder, including, but not limited to, designation of one or more agents as authorized signatories on any bank accounts maintained by the Partnership;

          (7) to establish and maintain the books and records of the Partnership in accordance with Section 9.1 hereof;

          (8) to engage in legal action in the name of the Partnership and to prosecute, defend, settle or compromise all claims by or against third parties, and to execute all documents and make all representations, admissions and waivers in connection therewith; and

          (9) to perform all normal business functions, and otherwise operate and manage the business and affairs of the Partnership, in accordance with and as limited by this Agreement.

Notwithstanding anything to the contrary contained herein, the acts of the General Partner in carrying on the business of the Partnership as authorized herein shall bind the Partnership.

     1.16.  Restrictions on the Authority of the General Partner.
            ----------------------------------------------------

          (1) Without the written consent of Limited Partners holding at least 100% of the percentage Interests held by the Limited Partners, the General Partner shall not have the authority to:

               (1) do any act in contravention of this Agreement;

               (2) do any act which would make it impossible to carry on the ordinary business of the Partnership;

               (3) confess a judgment against the Partnership;

               (4) cause the Partnership to borrow or to pledge any of its assets in support of any such borrowing;

               (5) sell or otherwise dispose of any of the Partnership's property to the General Partner or any Affiliates thereof; and

               (6) admit any other Person as a General Partner or a Limited Partner except as specified in Article VII hereof;

          (2) The General Partner shall not perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction.

     1.17. Duties and Obligations of the General Partner.
           ---------------------------------------------

          (1) The General Partner shall take all action which may be necessary or appropriate for the continuation of the Partnership's valid existence as a limited partnership under the laws of the State of Delaware and of each other jurisdiction in which such existence shall be necessary to protect the limited liability of the Limited Partners or to enable the Partnership to conduct the business in which it is engaged.

          (2) The General Partner shall devote to the Partnership such time as the General Partner shall deem to be necessary to conduct the Partnership's business and affairs in an appropriate manner.

     1.18. Other Business of Partners.  Nothing in this Agreement shall be
           --------------------------
deemed to preclude the General Partner from engaging in or possessing any interest in other business ventures of any kind, nature or description, independently or with others, whether such ventures shall be competitive with the Partnership or otherwise. Neither the Partnership nor any Partner shall have any rights or obligations by virtue of this Agreement or the partnership relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. The General Partner shall not be obligated to present any additional investment opportunities to the Partnership and shall have the right to take for his own account (individually or as a trustee, partner or fiduciary) or to recommend to others any such additional investment opportunities.

     1.19.  Expenses and Reimbursement.  The General Partner and his Affiliates
            --------------------------
shall be entitled to reimbursement from the Partnership for all amounts expended by any of them in connection with the organization of the Partnership and the preparation of this Agreement, including, but not limited to, accounting, legal, printing and clerical expenses, and registration and filing fees of any kind. The Partnership shall pay all expenses incurred in connection with its business, including, without limitation, the following:

              (1) all fees and expenses of custodians, attorneys, accountants, consultants, experts and other third party agents and assistants performing services on behalf of the Partnership;

              (2) all taxes, fees and other governmental charges levied on the Partnership or its assets;

              (3) all expenses of maintaining the Partnership's registered office in Delaware and any other offices deemed necessary or advisable by the General Partner;

              (4) all costs and expenses incurred in connection with a sale, transfer or other disposition of the Shares or any other Partnership property;

              (5)  all amounts payable pursuant to Section 5.7 hereof;

              (6) all costs and expenses incurred in connection with any Partnership tax audit or any judicial or administrative hearing or proceeding in connection therewith;

              (7) all costs incurred in connection with any litigation involving the Partnership; and

              (8) all costs and expenses of liquidating and winding-up the business of the Partnership.

     1.20. General Partner's Liability.  The General Partner shall not be
           ---------------------------
liable, responsible or accountable in damages or otherwise to any Limited Partner or the Partnership for any act or omission of the General Partner, except for acts or omissions constituting willful misfeasance, bad faith, gross negligence or a reckless disregard of duty.

     1.21. Indemnification.  (a) The Partnership shall, subject to Section
           ---------------
5.7(b) hereof, indemnify the General Partner and his employees, agents and Affiliates (each, a "Covered Person"), against all claims, losses, liabilities and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines and penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which any such Covered Person may be or may have been involved as a party or otherwise, or with which such Covered Person may be or may have been threatened, by reason of such Covered Person's past or present performance of services for the Partnership, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in a decision on the merits in any such action, suit, or other proceeding to be liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties in the performance of such services. Expenses, including reasonable counsel fees, so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties) may be paid from time to time by the Partnership in advance of the final disposition of any such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid if it shall be ultimately determined that indemnification of such expenses is not authorized under this Section 5.7; provided, that (i) such Covered Person shall provide security for such
--------  ----
undertaking; (ii) the Partnership shall be insured against losses by reason of such Covered Person's failure to fulfill his undertaking, or (iii) independent legal counsel in a written opinion shall determine, based on a review of readily available facts, that there is reason to believe such Covered Person ultimately will be entitled to indemnification hereunder.

          (b) As to the disposition of any action, suit or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that a Covered Person is liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties, indemnification shall be provided if (i) approved by Limited Partners holding a majority of the percentage interests held by the Limited Partners or (ii) a written opinion of independent legal counsel, based upon a review of readily available facts, shall have been obtained, to the effect that such indemnification would not protect such Covered Person against any liability to the Partnership or its Partners to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties. Any approval pursuant to this Section 5.7(b) shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person as indemnification in accordance with this Section 5.7(b) if such Covered Person subsequently shall be adjudicated by a court of competent jurisdiction to be liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties.


                                  ARTICLE VI

                RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS
                ----------------------------------------------

     1.22. No Participation in Management.  The Limited Partners shall have no
           ------------------------------
right to control and shall take no part in the management or control of the Partnership's business but may exercise the rights and powers of Limited Partners under this Agreement. The exercise of such rights and powers are deemed to relate to material matters related to the business of the Partnership or matters affecting the basic structure of the Partnership.

     1.23. No Authority to Act.  The Limited Partners shall have no power to
           -------------------
represent, act for, sign for or bind the General Partner or the Partnership. The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on him by law and this Agreement.

     1.24. Liability of Limited Partners.  The liability of the Limited
           -----------------------------
Partners shall be limited in accordance with the Partnership Act. In accordance with the laws of the State of Delaware, a limited partner of a partnership may, under certain circumstances, be required to return to the partnership amounts wrongfully distributed to such partner. If any Limited Partner shall be obligated to make any such payment, such obligation shall be the obligation of such Limited Partner and not of the General Partner or the Partnership. Except as set forth in this Section 6.3, a Limited Partner, in his capacity as such, shall have no obligation to contribute to the capital of the Partnership the amount of any deficit balance in his Capital Account upon the liquidation of the Partnership or his Interest therein.

     1.25. Representations and Indemnification.  (a) Each Limited Partner
           -----------------------------------
hereby represents and warrants to the General Partner and the Partnership as follows:

               (1) He understands that none of the Interests, the Note or the Shares are registered under the Securities Act or any state securities laws and that the issuance of the Interests, the Note and the Shares is based, in large part, upon the representations, warranties and agreements contained in this
Section 6.4(a);

               (2) He understands that the issuance of the Interests is exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder;

               (3) He is acquiring his interest solely for his own account for investment and not with a view to resale or distribution and he acknowledges that there is no public market for the Interests, the Note and the Shares, nor is one expected to develop, and that the Interests, the Note and the Shares are subject to legal and contractual restrictions on their transferability;

               (4) He is a citizen or resident of the United States; and

               (5) He is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

          (2) Each Limited Partner agrees to indemnify and hold harmless the Partnership and the General Partner, their employees, agents and Affiliates against all losses, liabilities, claims, damages, and expenses (including, but not limited to, any and all expenses incurred in investigating, preparing, or defending against any litigation commenced or threatened) by reason of or arising out of any actual alleged misrepresentation or breach by such Limited Partner or any representation or warranty set forth in this Section 6.4


                                  ARTICLE VII

                    TRANSFERABILITY OF PARTNERS' INTERESTS
                    --------------------------------------

     1.26. Assignments, Sales or Other Dispositions by Limited Partners.
           -------------------------------------------------------------

          (1) No Limited Partner shall have the right to assign, transfer, sell, encumber, pledge or otherwise dispose of all or any portion of his Interest (an "Assignment"), unless:

               (1) the General Partner shall be satisfied that the purported Assignment complies with and does not violate any relevant provisions of law, including the Partnership Act, will not subject the Partnership, the General Partner or any Affiliates of the General Partner or of the Partnership to additional regulatory requirements and will not cause a dissolution of the Partnership or cause the Partnership to be classified other than as a partnership for Federal income tax purposes;

               (2) such Assignment shall be made to a Person who is ale to make all of the representations and warranties set forth in Section 6.4(a) hereof; and

               (3) the General Partner shall have given his prior written consent to such Assignment, which consent may be granted or withheld in the sole discretion of the General Partner, except that no such consent shall be required under this clause (iii) and no compliance with clause (ii) of this Section 7.1(a) shall be required to the extent that such Assignment shall be without consideration, the Assignee shall be a spouse, child or lineal descendent of the Assignor or a trust for his or her benefit, and shall have agreed in writing to be bound by all of the terms hereof applicable to the Assignor.

Each Limited Partner agrees that he will, upon the request of the General Partner, execute such certificates or other documents and perform such acts as the General Partner shall deem appropriate to preserve the limited liability of the Limited Partners under the laws of the jurisdictions in which the Partnership is dong business after an Assignment by that Limited Partner. Any purported Assignment in violation of the provisions of this Section 7.1(a) shall be null and void and shall not bind, or be recognized by, the Partnership.

          (2) A Person who shall have received from a Limited Partner all or a portion of such Limited Partner's Interest, in compliance with Section 7.1(a) hereof (an "Assignee"), shall be entitled to receive allocations of Net Income and Net Loss attributable to the assigned Interest from and after the date on which the General Partner shall consent to the Assignment (or the date of the Assignment where no consent shall be required), but shall have no other rights of a Limited Partner hereunder (including, without limitation, rights to information provided or made available to the Limited Partners, and accounting, inspection and voting rights provided herein or by law) until such time as such Assignee shall have been admitted as a Substituted Limited Partner pursuant to the provisions of Section 7.1(c) hereof. All rights withheld from an Assignee hereunder shall remain rights of the Limited Partner who made the Assignment (the "Assignor") until such time as such Assignee shall have been so admitted. Notwithstanding the foregoing, the Partnership and the General Partner shall be entitled to treat the Assignor as the sole and absolute owner of the assigned Interest in all respects, and shall incur no liability to any Person for distributions or allocations (or for transmittal of reports and notices required hereunder to be given to Limited Partners) to such Assignor, made prior to the date an Assignee shall be admitted to the Partnership as a Substituted Limited Partner.

          (3) Upon compliance with Section 7.1(a) hereof, an Assignee shall become a Substituted Limited Partner to the extent of the assigned Interest, only upon compliance with the following additional conditions:

               (1) the General Partner shall have consented in writing to such substitution, which consent may be granted or withheld in the sole discretion of the General Partner;

               (2) the Assignee shall have executed such instruments as the General Partner shall have reasonably deemed necessary or desirable to admit such Assignee as a

Substituted Limited Partner (including, without limitation, a counterpart of this Agreement and such other documents as may be necessary under the Partnership Act); and

               (3) the Assignor shall have paid or caused to have been paid to the Partnership all costs and expenses incurred by the General Partner or the Partnership in connection with such Assignment and substitution (including, but not limited to, attorneys' and accountants' fees).

          (4) An Assignee who shall not have become a Substituted Limited Partner pursuant to Section 7.1(c) hereof and who shall desire to make a further Assignment of an Interest shall be subject to all the terms and conditions contained in this Article VII applicable to Assignments by Limited Partners.

          (5) Each Limited Partner and each Assignee shall indemnify and hold harmless the Partnership, the General Partner, every other Limited Partner and any Affiliate of the foregoing (each, an "Indemnified Person") against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such loss, claim, damage or liability, or any judgments, fines and amounts paid in settlement), joint or several, to which such Indemnified Persons may become subject by reason of or arising from (i) any Assignment made by such Limited Partner in violation of this Article VII and (ii) any misrepresentation or misstatement of facts or omission to state facts by such Limited Partner or such Assignee to the General Partner or the Partnership in connection with any Assignment.

     1.27. Involuntary Transfers by a Limited Partner.
           -------------------------------------------

               (1) In the event of the death, incompetency, insolvency or bankruptcy of any Limited Partner, the successors, assigns, heirs, distributees or legal representatives, as the case may be, of such Limited Partner shall be deemed Assignees of such Limited Partner's Interest (without the requirement of obtaining the prior written consent of the General Partner). No such Assignee shall become a Substituted Limited Partner except in compliance with Section 7.1(c) hereof. The General Partner and the Partnership shall be entitled to treat such Assignee as the sole and absolute owner of such Interest for all purposes hereof.

               (2) The death, incompetency, dissolution, termination, insolvency or bankruptcy of a Limited Partner shall not dissolve the Partnership, and each Limited Partner hereby authorizes the General Partner, pursuant to the power of attorney granted in Section 10.3 hereof, to execute such instruments, documents and certificates as the General Partner shall deem necessary or appropriate or as are required by the Partnership Act to continue the valid existence of the Partnership.

     1.28. Assignments by the General Partner.  The General Partner shall
           ----------------------------------
not make an Assignment of his Interest as general partner of the Partnership without the prior written consent of Limited Partners holding at least 100% of the Percentage Interests held by the Limited Partner; provided, however, that the General Partner may make an Assignment of such Interest, without obtaining such consent, to any entity controlled by the General Partner or trustees operating for the benefit of the family of the General Partner. For purposes hereof, "control" shall have the same meaning as in the definition of "Affiliate" in Article I hereof. Any permitted assignee of the General Partner's Interest, as a condition of such Assignment, shall agree in writing to be bound by the terms of this Agreement and shall execute an appropriate amendment to the Partnership's Certificate of Limited Partnership reflecting such Assignment. Each Limited Partner hereby consents to the admission of any assignee of the General Partner's Interest pursuant to this Section 7.3 as a substitute General Partner of the Partnership.

     1.29. Withdrawals of Partners.  No Partner shall withdraw from the
           -----------------------
Partnership prior to the Partnership's dissolution except in connection with a transfer of such Partner's entire Interest pursuant to Article VII.


                                 ARTICLE VIII

          DISSOLUTION, LIQUIDATION AND TERMINATION OF THE PARTNERSHIP
          -----------------------------------------------------------

     1.30. Dissolution.
           -----------

          (1) The Partnership shall be dissolved upon the happening of any of the following events:

               (1)  the expiration of its term;

               (2) the election of the General Partner to dissolve the Partnership;

               (3) the death, adjudication of incompetence or adjudication of bankruptcy of the General Partner;

               (4) the sale of all of the assets of the Partnership for cash;
and

               (5) termination required by operation of law.

          (2) Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the Certificate of Limited Partnership of the Partnership shall have been cancelled and the assets of the Partnership shall have been distributed as provided in Section 8.2 hereof.

     1.31. Liquidation.
           -----------

          (1) Upon dissolution of the Partnership, the General Partner or a liquidator appointed by the General Partner (or, if the General Partner is unavailable, a liquidator appointed by Limited Partners holding at least 100% of the percentage Interests held by the Limited Partners), shall wind up the affairs of the Partnership and liquidate its assets.

          (2) As soon as practicable after the date of dissolution of the Partnership, but in any event not later than ninety (90) days after such date of dissolution, the Partnership's assets shall be distributed in the following manner and order:

               (1) the claims of all creditors of the Partnership who are not Partners, and the expenses of dissolution and winding up, shall be paid and discharged or adequately reserved against;

               (2) the claims of the General Partner as a creditor of the Partnership shall be paid and discharged or adequately reserved against; and

               (3) the claims of the Limited Partners as creditors of the Partnership shall be paid and discharged or adequately reserved against.

The remaining assets of the Partnership shall be distributed to the Partners in cash or in kind, as the General Partner or liquidator shall determine in accordance with the Capital Accounts of the Partners. In the event that the foregoing order of distribution shall not be permitted under the Partnership Act, distributions shall be made as closely as legally possible to the order of distribution required hereby.

          (3) No Partner with a negative balance in such Partner's Capital Account shall be required to restore the amount of such negative balance to the Partnership upon liquidation of the Partnership or such Partner's Interest therein.

          (4) If certain assets of the Partnership cannot be liquidated or distributed pro rata to all Partners, the General Partner (or the liquidator)
            --- ----
may place such assets in a liquidating trust for the benefit of all Partners.

          (5) When the General Partner or liquidator shall have compiled with the foregoing liquidation plan, the General Partner or liquidator shall execute, acknowledge and cause to be filed an instrument evidencing the cancellation of the Certificate of Limited Partnership of the Partnership.

          (6) If there shall be any pending transaction or claim by or against the Partnership as to which the interest or obligation of any Partner therein cannot, in the judgment of the General Partner or the liquidator, be then ascertained, the value thereof or probable loss therefrom may be excluded from the valuation of assets for purposes of computing such Partner's Capital Account upon liquidation. No amount shall be paid or charged to any such Partner's Capital Account in respect of any such transaction or claim until its final settlement or such earlier time as the General Partner or the liquidator shall determine. Moreover, the Partnership may retain from any sums due any such Partner an amount which the General Partner or the liquidator shall estimate to be sufficient to cover the share of such Partner in any probable loss or liability on account of such transaction or claim. The General Partner or the liquidator shall, at the earliest practicable time, distribute any assets (or proceeds realized from the sale thereof) excluded or retained pursuant to this
Section 8.2(f) to each Partner from whom such assets or proceeds shall have been withheld.

                                 ARTICLE IX

                     RECORDS AND ACCOUNTING; FISCAL AFFAIRS
                     --------------------------------------

          1.32. Records and Accounting.
                ----------------------

                (1) Proper and complete records and books of account of the business of the Partnership shall be maintained by the General Partner at the Partnership's principal place of business, and each Limited Partner or his duly authorized representative shall have access to them, upon reasonable notice and for a proper purpose, at all reasonable times during business hours.

                (2) The books and records of the Partnership shall be kept on the basis of accounting determined by the General Partner. Such basis of accounting shall be followed by the Partnership for Federal income tax purposes. The financial statements of the Partnership shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be appropriate and adequate for the Partnership's business and for carrying out all provisions of this Agreement. The taxable year of the Partnership shall be its fiscal year, which shall end on December 31.

          1.33. Tax Information.  Within 75 days after the end of each Fiscal
                ---------------
Year, the General Partner will cause to be delivered to each Person who was a Partner at any time during such Fiscal Year all information necessary for the preparation of such Partner's Federal income tax returns.

          1.34. Tax Matters.  The General Partner is hereby appointed to
                -----------
represent the Partnership in any negotiation or judicial or administrative hearing or proceeding in connection with any tax audit or appeal and otherwise to fulfill the obligations of the "tax matter partner" as contemplated by
Section 6221 et seq. of the Code, including, but not limited to, the entry into
             -- ----
such administrative adjustments or settlements with respect to the treatment of any items for tax purposes as the General Partner, in the good faith exercise of his discretion, shall deem necessary and/or appropriate (in such capacity, the General Partner shall be referred to as the "Tax Matters Partner"). The Tax Matters Partner, in such capacity, shall incur no personal liability to the Partnership or the Limited Partners as a result of any exercise of such Partner's powers and duties hereunder so long as the Tax Matters Partner shall exercise such powers and duties in good faith, and the indemnification provisions set forth in Section 5.7 hereof shall extend to the Tax Matters Partner for all acts taken in good faith in such capacity.


                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

          1.35.  Notification.
                 -------------

                 (1) Any Notification to a Partner shall be at such Partner's address set forth in Schedule A hereto or such other mailing address of which such Partner shall advise the Partnership and the other Partners in writing. Any Notification of the Partnership shall be at the address of its principal office, as set forth in Section 2.3 hereof, or such other mailing address of which the Partnership shall advise the Partners in writing.

                 (2) Any Notification shall be deemed to have been duly given if personally delivered or sent by United States mail or by telefax, telegram or telex confirmed by letter and will be deemed given (i) if sent by certified or registered mail, return receipt requested, or by first-class mail, three calendar days after being deposited in the United States mail, postage prepaid,
(ii) if sent by United States Express Mail, one business day after being deposited in the United States mail, postage prepaid, (iii) if sent by telefax, telegram or telex, on the date sent, provided confirmatory notice is sent by first-class mail, postage prepaid, and (iv) if delivered by hand, on the date of receipt.

          1.36.  Entire Agreement; Amendments.  This Agreement constitutes the
                 ----------------------------
entire understanding of the parties hereto and shall not be amended except by an instrument in writing approved by all the Partners; provided, however, that the
                                                    --------  -------
General Partner may unilaterally amend this Agreement (i) to reflect the admission, withdrawal or substitution of any Partner in accordance with this Agreement, (ii) to add to the representations, duties or obligations of the

General Partner, or to surrender any right or power granted to the General Partner herein, for the benefit of the Limited Partners (provided, that any such
                                                         --------
surrender of a right or power would not adversely affect the limited liability of the Limited Partners for state law purposes), (iii) to take such action and make such amendments hereto in light of existing laws, rules and regulations, or changes therein, applicable or relating to the Partnership including, without limitation, the Code as the General Partner shall deem necessary to permit the Partnership to continue in existence or to enable the Partnership to achieve the purposes for which it shall have been formed, (iv) to cure any ambiguity, to correct any mistake, or to correct or supplement any provision herein or in the Partnership's Certificate of Limited Partnership which may be inconsistent with any other provision herein or therein, or to correct any printing, stenographic or clerical errors or omissions which will not be inconsistent with the provisions of this Agreement or the status of the Partnership as a partnership for Federal income tax purposes, and (v) to make any changes hereto intended for the benefit of the Partnership as a whole, or which shall not be materially adverse, taken as a whole, to the Interest of the Partner.

          1.37.  Power of Attorney.  Each Limited Partner hereby irrevocably
                 -----------------
constitutes and appoints the General Partner as his true and lawful representative and attorney-in-fact, with full power and authority in his name, place and stead, to make, execute, acknowledge, deliver, swear to, record, file and publish with respect to the Partnership (i) any and all instruments, documents and certificates which, from time to time, may be required by the laws of the United States of America, the State of Delaware or any other state in which the Partnership shall determine to do business, or any political subdivision or agency thereof, and to take any other action which the General Partner may deem necessary or appropriate, in his sole discretion, to execute, implement and continue or terminate the valid and subsisting existence and business operations of the Partnership and (ii) any amendments to and restatements of this Agreement and the Partnership's Certificate of Limited Partnership as such amendments and restatements are contemplated hereunder, or any other instruments relating to any such amendments. The foregoing grant of authority is a special power of attorney coupled with an interest, shall be irrevocable and shall continue in full force and effect notwithstanding the subsequent death, incapacity or withdrawal of the grantor. The special power of attorney shall survive the Assignment by a Limited Partner of the whole or any portion of his Interest.

          1.38.  Applicable Law.  This Agreement shall be governed by, and
                 --------------
construed in accordance with, the laws of the State of Delaware without giving effect to the choice-of-law provisions thereof.

          1.39.  Headings, etc.  The headings in this Agreement are inserted for
                 --------------
convenience of reference only and shall not affect the interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine and the neuter.

          1.40.  Binding Provisions.  The covenants and agreements contained
                 ------------------
herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

          1.41.  No Waiver.  The failure of any Partner to seek redress for
                 ---------
violation, or to insist on strict performance, of any covenant or condition of this Agreement shall not prevent a subsequent act which would have constituted a violation from having the effect of an original violation.

          1.42.  Severability.  If any sentence, paragraph or Section of this
                 ------------
Agreement shall be declared by a court of competent jurisdiction to be void, such sentence, paragraph or section shall be deemed severed from the remainder of the Agreement and the balance of the Agreement shall remain in effect.

          1.43.  Counterparts.  This Agreement may be executed in several
                 ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            GENERAL PARTNER

                                            /s/ Kevin Kimberlin
                                            -------------------------------
                                            KEVIN KIMBERLIN


                                            LIMITED PARTNERS

                                            /s/ W. Vickery Stoughton
                                            -------------------------------
                                            W. Vickery Stoughton


                                            /s/ Thomas H. Grove
                                            -------------------------------
                                            Thomas H. Grove


                                            /s/ Phil Smith
                                            -------------------------------
                                            Phil Smith